UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                February 10, 2006
                        (Date of earliest event reported)



                             POWER TECHNOLOGY, INC.
                             ----------------------
        (Exact name of small Business Issuer as specified in its charter)


             NEVADA                                   88-0395816
             ------                                   ----------
(State or other jurisdiction of            (IRS Employer Identification No.)
 incorporation or organization)
                                                        541710
                                                        ------
                                             (Primary Standard Industrial
                                                  Classification Code)

     109 North Post Oak, Suite 422
             Houston, Texas                             77024
             --------------                             -----
(Address of principle executive offices)             (Zip Code)


                                 (713) 621-4310
                                 --------------
                 Issuer's telephone number, including area code

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 10, 2006, Power Technology, Inc. ("Power Technology") entered into a consulting contract with Timothy J. Connolly ("Connolly") to provide general business strategic consulting and management advisory services for the period January 1, 2006 through December 31, 2006. Mr. Connolly agreed to provide three eight hour workdays per month of general management strategic consulting services, including: advising on corporate structure; advising on marketing and press releases; developing strategic alliances; advising on and assistance with negotiating licensing agreements; advising on and assisting with obtaining patents; implementation of financial systems, structures and controls; retaining of appropriate executive, legal and accounting personnel for Power Technology; consulting on matters with the board of directors of Power Technology, including assisting the board of directors in developing policies and procedures and assisting the board of directors of Power Technology in mergers, acquisitions, and other business combinations. Mr. Connolly also agreed to provide us with office space, a conference room, telecommunication equipment, secure high speed internet access, computer equipment, copying equipment, a receptionist and clerical assistance during the term of the agreement. We agreed to pay Connolly, the sum of $ 50,000 cash, plus $6,000 per month, paid quarterly. The monthly payments will be made in cash for a period of 12 months or, at our option, the fees paid shall be paid in shares of our common stock at the lower of $.06 per share or 80% of the highest closing bid price per share the common stock of Power Technology, as reported by Bloomberg, LP, on the day prior to the date the payment is due. Under the terms of the agreement, we also agreed to pay Connolly an advisory fee equal to 5% of the total transaction value of any acquisition, merger, or debt financing which is consummated during the term of this agreement. Power Technology granted Connolly fully vested options for the right to purchase on demand, for one year, up to 5,000,000 shares of the common stock of Power Technology at the lower of $.06 per share or 80% of the highest closing bid price per share for our common stock as reported by Bloomberg, LP, on the day prior to the notice by Mr. Connolly of his intent to exercise his option rights. All the shares and underlying the options are to be registered by Power Technology upon demand by Mr. Connolly under Form S-8. Pursuant to the terms of the agreement, Mr. Connolly will not own more than 4.9% of Power Technology at any time, unless mutually agreed by Mr. Connolly and Power Technology.

On February 21, 2006, we amended our agreement with Mr. Connolly to make the payment of fees convertible into shares of our common stock at a fixed price of $0.06 per share. Under the terms of the amendment, we agreed to make the price for the options to purchase share of our common stock fixed at $0.06 per share. Additionally, we amended the agreement to provide that we have the right to prepay the quarterly payments in cash or in shares of our common stock.

Section 9. Financial Statements and Exhibits

      (c)   Exhibits:

Exhibit 10.1 Consulting Services Agreement Amendment with Timothy J. Connolly dated February 21, 2006.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      POWER TECHNOLOGY, INC.
Date:  February 24, 2006
                                      By: /s/ Bernard J. Walter
                                          --------------------------------------
                                          Bernard J. Walter
                                          Chief Executive Officer and President